                                                                Exhibit 10.3

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Brandywine Realty Trust:

     We have audited the combined statement of revenue and certain expenses of the Equivest Management, Inc. Acquisition Properties ("700/800 Business Center Drive") described in Note 1 for the year ended December 31, 1995. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Brandywine Realty Trust as described in Note 1 and is not intended to be a complete presentation of 700/800 Business Center Drive's revenue and expenses.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses of the 700/800 Business Center Drive for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  October 31, 1996

                         700/800 BUSINESS CENTER DRIVE

               COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
                                (NOTES 1 AND 2)

                                                                                    FOR THE
                                                         FOR THE           NINE-MONTH PERIODS ENDED
                                                        YEAR ENDED      -------------------------------
                                                       DECEMBER 31,     SEPTEMBER 30,     SEPTEMBER 30,
                                                           1995             1995              1996
                                                       ------------     -------------     -------------
                                                                                   UNAUDITED
REVENUE:
  Base rents (Note 2)................................    $567,000         $ 416,000         $ 533,000
  Tenant reimbursements..............................     188,000           144,000            62,000
                                                         --------          --------          --------
          Total revenue..............................     755,000           560,000           595,000
                                                         --------          --------          --------
CERTAIN EXPENSES:
  Maintenance and other operating expenses...........     154,000           108,000           118,000
  Utilities..........................................      40,000            26,000            20,000
  Real estate taxes..................................     111,000            83,000            83,000
                                                         --------          --------          --------
          Total certain expenses.....................     305,000           217,000           221,000
                                                         --------          --------          --------
REVENUE IN EXCESS OF CERTAIN EXPENSES................    $450,000         $ 343,000         $ 374,000
                                                         ========          ========          ========

   The accompanying notes are an integral part of these financial statements.

                         700/800 BUSINESS CENTER DRIVE

          NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
                               DECEMBER 31, 1995

1. BASIS OF PRESENTATION:

     The combined statement of revenue and certain expenses reflect the operations of the Equivest Management, Inc. Acquisition Properties ("700/800 Business Center Drive") located in Horsham, Pennsylvania, which are expected to be acquired by Brandywine Realty Trust (the "Company") from Equivest Management, Inc. in November, 1996. The Acquisition Properties have aggregate net rentable area of approximately 82,000 square feet and were 62% leased as of December 31, 1995. This combined statement of revenue and certain expenses is to be included in the Company's registration statement on Form S-11 as the acquisition has been deemed significant pursuant to the rules and regulations of the Securities and Exchange Commission.

     The accounting records of 700/800 Business Center Drive are maintained on a modified cash basis. Adjusting entries have been made to present the accompanying financial statements in accordance with generally accepted accounting principles. The accompanying financial statements exclude certain expenses such as interest, depreciation and amortization, professional fees, and other costs not directly related to the future operations of 700/800 Business Center Drive.

     The combined statements of revenue and certain expenses for the nine months ended September 30, 1996 and 1995, are unaudited. In the opinion of management, all adjustments consisting solely of normal recurring adjustments necessary for a fair presentation of the financial statements for the interim period have been included. The results for the interim period are not necessarily indicative of the results for the full year.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. The ultimate results could differ from those estimates.

2. OPERATING LEASES:

     Base rents presented for the year ended December 31, 1995, and the nine months ended September 30, 1996 and 1995, include straight-line adjustments for rental revenue increases in accordance with generally accepted accounting principles. The aggregate rental revenue increase resulting from the straight-line adjustments for the year ended December 31, 1995, and the nine months ended September 30, 1996 and 1995, were $68,000, $76,000 (unaudited) and $45,000 (unaudited), respectively.

     Tenants whose minimum rentals were equal to 10% or more of total base rents in 1995 are as follows:

        Metpath, Inc......................................................  $310,000
        Macro Corporation.................................................   201,000

     700/800 Business Center Drive are leased to tenants under operating leases with expiration dates extending to the year 2012. Future minimum rentals under noncancelable operating leases, excluding tenant reimbursements of operating expenses as of December 31, 1995, were as follows:

        1996.............................................................  $  414,000
        1997.............................................................     381,000
        1998.............................................................     508,000
        1999.............................................................     529,000
        2000.............................................................     474,000
        Thereafter.......................................................   7,056,000

     Certain leases also include provisions requiring tenants to reimburse the Company for management costs and other operating expenses up to stipulated amounts.